UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2014

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2014, Biolase, Inc. (the "Company") and Comerica Bank ("Comerica") finalized (i) Amendment No. 2 to Forbearance Agreement (the "Amendment") and (ii) Amendment No. 2 to Master Revolving Note (the "Note Amendment"). The Amendment waives continuing non-compliance with a liquidity ratio under the Loan and Security Agreement, dated May 24, 2012, as amended, by and between the Company and Comerica and non-payment in full of obligations on June 1, 2014, and extends the maturity date to August 1, 2014 and increases the applicable margin. The Note Amendment extends the maturity date of the Master Revolving Note to August 1, 2014 and increases the applicable margin under the note. In connection with the Amendment, the Company incurred a fee of $30,000 paid to Comerica in connection with Comerica's processing of the Amendment, $15,000 of which is payable on the effective date of the Amendment, and the remaining $15,000 is payable on August 1, 2014 but will be waived by Comerica if the obligations are repaid prior to such date.

The Amendment and the Note Amendment are incorporated by reference and are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

June 12, 2014	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to Forbearance Agreement, dated as of June 3, 2014, effective June 6, 2014, by and between Biolase, Inc. and Comerica Bank.
10.2	Amendment No. 2 to Master Revolving Note, dated as of June 3, 2014, effective June 6, 2014, by and between Biolase, Inc. and Comerica Bank.